Exhibit 23



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117073) of USA Technologies, Inc. and in the related Prospectus of our report dated September 10, 2004, with respect to the consolidated financial statements of USA Technologies, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 2004.


                                                /s/ Ernst & Young LLP

September 28, 2004
Philadelphia, PA